FOURTH MODIFICATION AGREEMENT

THIS FOURTH MODIFICATION AGREEMENT (“Agreement”) is made to be effective as of the 14th day of February, 2008, by and between MANUFACTURERS AND TRADERS TRUST COMPANY (“Bank”); MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY (“Issuer”); and AVALON PHARMACEUTICALS, INC. (“Borrower”).

RECITALS

The Issuer has issued and sold certain bonds (“Bonds”) in the aggregate amount of Twelve Million Dollars ($12,000,000) and has lent the proceeds thereof to the Borrower in accordance with the terms of a Loan Agreement dated April 1, 2003 (“Loan Agreement”). In order to enhance the marketability of the Bonds, the Borrower has entered into a Letter Of Credit Agreement dated April 1, 2003 (“LC Agreement”) pursuant to which the Bank issued to the Trustee named therein for the holders of the Bonds the Bank’s irrevocable letter of credit (“Letter of Credit”). As a condition to its issuance of the Letter of Credit, the Bank required the Issuer to insure a portion of the Borrower’s obligations under the LC Agreement in accordance with the terms of the Issuer’s Insurance Agreement dated April 1, 2003 (“Insurance Agreement”).

As a condition precedent to the issuance of the Bonds and the issuance of the Letter of Credit, the Borrower was required in accordance with the terms of a Collateral Pledge And Security Agreement And Control Agreement dated April 1, 2003, as amended by an Amendment thereto dated July 6, 2004 (“Collateral/Control Agreement”) to post and maintain cash collateral and/or securities in Account Number 80366 (“Collateral Account”) held by and maintained with Allfirst Trust Company National Association (“Securities Intermediary”), which Collateral Account and the cash, securities and properties therein were pledged in accordance with the terms of the Collateral/Control Agreement to secure to the Bank the “Borrower’s Letter of Credit Obligations,” as such term is defined in the LC Agreement. The Securities Intermediary was subsequently merged with the Bank, with the Bank being the surviving entity. The Bank, the Issuer, and the Borrower entered into an Amended And Restated Modification And Consent Agreement dated to be effective as of February 15, 2005 (“First Modification”), a Second Modification Agreement dated to be effective as of August 9, 2005 (“Second Modification”), and a Third Modification Agreement dated to be effective as of December 14, 2006 (“Third Modification”). Hereafter, the Bonds, the Loan Agreement, the LC Agreement, the Insurance Agreement, the Collateral/Control Agreement, the First Modification, the Second Modification, the Third Modification, and all other documents and agreements which evidence, secure, relate or pertain to the Bonds and the loan of the proceeds of the Bonds by the Issuer to the Borrower, or the issuance of the Letter of Credit by the Bank or the Borrower’s obligations to the Bank in connection therewith are collectively referred to as the “Documents.”

The Borrower has requested that the Issuer and the Bank agree to extend the expiry date of the Letter of Credit to April 8, 2013 and to modify the LC Agreement in certain respects. The Bank, the Issuer, and the Borrower have entered into this Agreement to accomplish such modification.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1. Acknowledgment Of Obligations. The Borrower acknowledges that: (a) each of the Documents to which the Borrower is a signatory constitutes the valid and binding obligation of the Borrower; (b) the Documents are enforceable against the Borrower in accordance with all stated terms; and (c) the Borrower has no defenses, claims of offset, or counterclaims against the enforcement of the Documents in accordance with all stated terms.

Section 2. Borrower’s Representations. As an inducement to the Bank and the Issuer to enter into this Agreement, and to agree to the extension of the expiry date of the Letter of Credit and the other modifications provided herein, the Borrower represents and warrants to the Bank and the Issuer that:

a. Authority And Good Standing. The Borrower: (a) has the power to enter into this Agreement and any related Documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this Agreement and all related Documents; (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which it transacts business; and (d) has obtained all necessary consents and approvals to enter into this Agreement and the transactions contemplated hereby.

b. No Default. The Borrower is not in default of any of its agreements or covenants set forth in any of the Documents.

c. No Violations. The execution, delivery, and performance of this Agreement by the Borrower will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or any properties of the Borrower are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Bank.

d. Liens. The Bank holds first lien priority perfected liens and security interests in and to the assets of the Borrower as required by the terms and conditions of the Documents, which liens shall survive intact the transactions contemplated by this Agreement in the same lien priority existing prior to this Agreement.

Section 3. Extension of Letter of Credit Expiry Date. The Borrower hereby requests an amendment to the Letter of Credit extending the expiry date of the Letter of Credit to April 8, 2013, to be effective upon issuance of such extension amendment by the Bank and acceptance thereof by the Trustee under the Bonds. Contemporaneously herewith, and as conditions precedent to the issuance by the Bank of such extension amendment, the Borrower shall execute and deliver to the Bank a letter of credit application and agreement in form and substance satisfactory to the Bank and shall otherwise comply with all of the requirements of the Bank in connection therewith. As an additional condition precedent, the Bank shall have received a written request for and consent to such extension amendment, in form and substance satisfactory to the Bank, from the Trustee under the Bonds as beneficiary of the Letter of Credit.

Section 4. Modification of LC Agreement. The LC Agreement is hereby amended and modified as follows:

a. Each reference in the LC Agreement to the “Letter of Credit” shall include (without limitation) the amendment to the Bank’s Irrevocable Transferable Letter of Credit No. SB-904507 extending the expiry date of same to April 8, 2013.

b. Section 10.01(h)(ii) of the LC Agreement (captioned “Minimum Current Ratio”) is hereby deleted in its entirety.

c. Section 10.01(h)(iii) of the LC Agreement (captioned “Minimum Tangible Net Worth”) is hereby deleted in its entirety.

Section 5. No Other Modification of Documents. The parties acknowledge that except as specifically stated in this Agreement, the Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the parties thereto in accordance with all stated terms. Nothing contained herein is intended to limit, vary, or terminate any liens, pledges, or security interests presently existing for the benefit of the Bank or to alter the lien priority thereof. The Borrower reaffirms and ratifies all of such liens, pledges, security interests or mortgage liens previously granted for the benefit of the Bank.

Section 6. Further Assurances. The Borrower agrees to execute and deliver to the Bank and the Issuer such other and further documents as may, from time to time, be reasonably requested by the Bank or the Issuer in order to execute or enforce the terms and conditions of this Agreement or any of the Documents.

Section 7. Acknowledgments and Consent Of Issuer. The Issuer acknowledges that the Insurance Agreement is in full force and effect and, to the best of the Issuer’s knowledge, the Borrower and the Bank are each in compliance with all of their respective obligations thereunder. Issuer hereby grants its consent to the extension of the expiry date of the Letter of Credit, the amendments to the Letter of Credit and the LC Agreement, and the other matters set forth in this Agreement, and agrees that the Insurance Agreement shall remain in full force and effect.

Section 8. Payment of Extension Fee. The Borrower agrees to pay to the Bank upon the execution and delivery of this Agreement by the Borrower an extension fee equal to Twenty Thousand Dollars ($20,000.00) , which fee shall be the absolute property of the Bank upon payment, and shall not be considered to be a payment of any of the Bank’s expenses incurred in connection with this Agreement.

Section 9. Bank Expenses. The Borrower agrees to reimburse the Bank, upon demand, for all of the costs and expenses, including but not limited to reasonable attorneys fees, incurred by the Bank in connection with the preparation of this Agreement, or any other Documents, and the transactions contemplated hereby. The execution and delivery by the Borrower of this Agreement to the Bank shall authorize the Bank to debit and charge the Borrower’s deposit account #970184752 for all such costs and expenses, including reasonable attorney’s fees, incurred by the Bank.

Section 10. Issuer Expenses. The Borrower agrees to reimburse the Issuer, upon demand, for all of the costs and expenses, including but not limited to reasonable attorneys fees, incurred by the Issuer in connection with the preparation of this Agreement, any amendments to the Insurance Agreement, or any other Documents, and the transactions contemplated hereby.

Section 11. No Novation. It is the intent of the Borrower, the Issuer, and the Bank that nothing contained in this Agreement shall be deemed to effect or accomplish or otherwise constitute a novation of any of the Documents or of any of the obligations owed by the Borrower in accordance with any of the Documents.

Section 12. Enforceability. This Agreement shall inure to the benefit of and be enforceable against the parties hereto and their respective successors and assigns.

Section 13. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Agreement shall be construed, performed and enforced and its validity and enforceability determined in accordance with the laws of the State of Maryland (excluding, however, conflict of laws principles). The Borrower consents to the jurisdiction of the courts of the State of Maryland and the jurisdiction of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The Borrower waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or inconvenience of forum.

Section 14. Waiver Of Jury Trial. Each of the parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any of the parties, or any successor or assign of any of the parties , on or with respect to this Agreement or any of the Documents or which in any way relates, directly or indirectly, to the obligations of the Borrower under the Documents or this Agreement or the dealings of the parties with respect thereto, shall be tried by a court and not by a jury. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

Section 15. RELEASE. IN ORDER TO INDUCE THE BANK AND THE ISSUER TO ENTER INTO THIS AGREEMENT, THE BORROWER FOREVER RELEASES AND DISCHARGES THE BANK AND THE ISSUER AND THE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS, SUCCESSORS, AND ASSIGNS OF THE BANK AND THE ISSUER (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH THE BORROWER EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Signature Page to Fourth Modification Agreement:

IN WITNESS WHEREOF, the parties have executed this AGREEMENT with the specific intention of creating a document under seal to be effective as of the date first above written. This AGREEMENT may be executed and delivered in counterparts. Signatures to this AGREEMENT may be delivered electronically.

WITNESS/ATTEST:	AVALON PHARMACEUTICALS, INC.
/s/ Sharon MacCracken	By:	/s/ C. Eric Winzer(SEAL)

		Name: Title:	C. Eric Winzer Executive Vice President & CFO

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Fourth Modification Agreement – Continued:

WITNESS/ATTEST:	MARYLAND INDUSTRIAL DEVELOPMENT
FINANCING AUTHORITY
/s/ Barbara Curnin Kountz]	By:	/s/ D. Gregory Cole	(SEAL)

	Name: Title:	D. Gregory Cole Executive Director

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Fourth Modification Agreement – Continued:

WITNESS/ATTEST:	MANUFACTURERS AND TRADERS TRUST
COMPANY
/s/ Teresa Jacobs	By:	/s/ Jason Campbell	(SEAL)

	Name: Title:	Jason Campbell Assistant Vice President